As filed with the Securities and Exchange Commission on June 20, 2016
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________

NOKIA CORPORATION
(Exact name of Registrant as specified in its charter)

Republic of Finland (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

Karaportti 3, P.O. Box 226
FI-00045 NOKIA GROUP
Espoo, Finland
+358 10 4488000
(Address and telephone number of Registrant’s principal executive offices)

NOKIA RESTRICTED SHARE PLAN 2016

(Full title of the plans)

Genevieve A. Silveroli
Nokia USA Inc.
6000 Connection Drive
Irving, Texas 75039
+1 (972) 374-3000
(Name, address and telephone number of agent for service)

Copies to:
Doreen E. Lilienfeld, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
+1 (212) 848-7171

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer  ☒     Accelerated filer  ☐     Non-accelerated filer  ☐     Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Nokia Corporation (1)	1,650,000 (2)	$ 5.63 (3)	$ 9,289,500	$935.46

(1)
American Depositary Receipts evidencing American Depositary Shares (“ADSs”) issuable on deposit of shares (the “Shares”) of Nokia Corporation (the “Registrant”) have been registered pursuant to a separate Registration Statement on Form F-6 (Registration Nos. 333-105373 and 333-182900) and currently are traded on the New York Stock Exchange under the ticker symbol “NOK.”  Each ADS represents one Share.  Pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional Shares that become deliverable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding Shares to be offered or sold pursuant to the Plan, as defined below.

(2)	Represents 1,650,000 Shares available for future issuance under the Nokia Restricted Share Plan 2016 (the “Plan”).
(3)
Estimated solely for the purpose of calculating the registration fee. Such estimate is calculated pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices ($5.68 and $5.57, respectively) of Nokia Corporation ADSs on the New York Stock Exchange on June 15, 2016.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed for the purpose of registering an additional 1,650,000 Shares issuable pursuant to the Plan.  In accordance with Instruction E to the General Instructions to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-210545) that the Registrant filed with the Securities and Exchange Commission on April 1, 2016, are hereby incorporated by reference and made part of this Registration Statement, except that Item 3 thereof is hereby restated as follows:

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated by reference as of their respective dates in this Registration Statement:

(a)           the Registrant’s Form 20-F for the fiscal year ended December 31, 2015 (File No. 001-13202), filed on April 1, 2016; and

(b)          the Registrant’s Form 6-K dated May 10, 2016, furnished to the Commission on May 10, 2016 (File No. 001-13202) and titled “Nokia Corporation Interim Report for Q1 2016 – Non-IFRS financial results benefitted from expanded portfolio and continuation of solid execution”; and

(c)          the description of the Registrant’s Shares, registered under Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained in “Item 9.  The Offer and Listing” and “Item 10.  Additional Information,” respectively, of the Form 20-F described in, and incorporated by reference in, paragraph (a) above.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

SIGNATURES

The Registrant.   Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Espoo, Republic of Finland on June 20, 2016.

NOKIA CORPORATION

By:	/s/ Riikka Tieaho	By:	/s/ Saana Nurminen
Name:	Riikka Tieaho	Name:	Saana Nurminen
Title:	Vice President, Corporate Legal	Title:	Director, Corporate and Equity Plans Legal

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ms. Riikka Tieaho and/or Ms. Saana Nurminen his/her true and lawful attorney-in-fact and agent, each acting alone, each with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Nokia Corporation Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on June 20, 2016.

Members of the Board of Directors:

/s/ Vivek Badrinath	Director
Name: Vivek Badrinath

/s/ Bruce Brown	Director
Name: Bruce Brown

/s/ Louis R. Hughes	Director
Name: Louis R. Hughes

/s/ Jean C. Monty	Director
Name: Jean C. Monty

/s/ Elizabeth Nelson	Director
Name: Elizabeth Nelson

/s/ Olivier Piou	Vice Chairman, Director
Name: Olivier Piou

/s/ Risto Siilasmaa	Chairman of the Board of Directors
Name: Risto Siilasmaa

/s/ Carla Smits-Nusteling	Director
Name: Carla Smits-Nusteling

/s/ Kari Stadigh	Director
Name: Kari Stadigh

President and Chief Executive Officer:

/s/ Rajeev Suri
Name: Rajeev Suri

Chief Financial Officer (whose functions include those of Chief Accounting Officer):

/s/ Timo Ihamuotila
Name: Timo Ihamuotila

Authorized Representative in the United States:

/s/ Genevieve A. Silveroli
Name: Genevieve A. Silveroli

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1
Articles of Association of the Registrant (English translation) (incorporated by reference to the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2015 (File No. 001-13202), filed with the Commission as Exhibit 1 to such report on April 1, 2016).

4.2
Amended and Restated Deposit Agreement dated March 28, 2000, by and among Nokia Corporation, Citibank, N.A., as Depositary, and the Holders from time to time of American Depositary Receipts representing American Depositary Shares issued thereunder (incorporated by reference to Registrant’s Form F-6 Registration Statement (File No. 333-105373), filed with the Commission on May 19, 2003).

4.3
Letter Agreement, dated as of September 27, 2007, by and between the Company and the Depositary  (previously filed and incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form F-6 (File No. 333-105373) filed with the Commission on February 6, 2008).

4.4
Amendment No. 1 to Amended and Restated Deposit Agreement, dated February 6, 2008, by and among Nokia Corporation, Citibank, N.A., as Depositary, and the Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued under the Amended and Restated Deposit Agreement, dated as of March 28, 2000 (incorporated by reference to Registrant’s Form F-6 Registration Statement (File No. 333-182900), filed with the Commission on July 27, 2012).

4.5	Terms and Conditions of the Nokia Restricted Share Plan 2016 (incorporated by reference to the Registrant’s Form S-8 (File No. 333-210545), filed with the Commission on April 1, 2016).

*5.1	Opinion of Riikka Tieaho, Head of Corporate Legal of the Registrant, as to the validity of the shares to be issued pursuant to the Nokia Restricted Share Plan 2016.

*23.1	Consent of PricewaterhouseCoopers Oy, Helsinki, Finland, Independent Registered Public Accounting Firm.

*23.2	Consent of Riikka Tieaho, Head of Corporate Legal of the Registrant (included in Exhibit 5.1).

*24	Power of Attorney (included on signature page).

* Filed herewith.